                               PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                          United Parcel Service, Inc.

                                   UPS Notes


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Pricing Supplement No. 16                                   Trade Date: 04/29/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/02/02
Supplement dated December 20, 2001)


The date of this Pricing Supplement is April 30, 2002


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UDN1              $8,332,000.00              6.00%                  05/15/15                 100%



Interest Payment
   Frequency                                       Subject to         Dates and terms of redemption
  (begin date)          Survivor's Option          Redemption       (including the redemption price)
----------------        -----------------          ----------       --------------------------------
    11/15/02                   Yes                    Yes                     100% 05/15/03
 semi-annually                                                          semi-annually thereafter



                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $8,223,684.00             $108,316.00               $3.00             ABN AMRO Financial
                                                                         Services, Inc.
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